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Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned hereby certifies that the Form 10-Q Quarterly Report of Mandalay Resort Group (the "Company") for the quarterly period ended April 30, 2003 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 10, 2003

/s/ MICHAEL S. ENSIGN Michael S. Ensign
Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Mandalay Resort Group

A signed original of the written statement required by U.S.C. Section 1350 has been provided to Mandalay Resort Group and will be retained by Mandalay Resort Group and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1